UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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Texas Roadhouse, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 24, 2006

To Our Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Texas Roadhouse, Inc. on Thursday, May 25, 2006. The meeting will be held at the Seelbach Hilton Hotel, Medallion Ballroom A, 500 South 4th Street, Louisville, Kentucky 40202, at 9:00 a.m. eastern daylight time.

The official Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed with this letter.

Please take the time to read carefully each of the proposals for stockholder action described in the accompanying proxy materials. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly completing, signing and dating your proxy form and returning it in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

Sincerely,

G.J. Hart
President, Chief Executive Officer

TEXAS ROADHOUSE, INC.
6040 Dutchmans Lane, Suite 200
Louisville, Kentucky  40205

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2006

To the Stockholders:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Texas Roadhouse, Inc. (the “Company”), will be held at the Seelbach Hilton Hotel, Medallion Ballroom A, 500 South 4th Street, Louisville, Kentucky, on Thursday, May 25, 2006, at 9:00 a.m. eastern daylight time.

At the Annual Meeting you will be asked to:

•       elect two Class II directors to the Board of Directors, each for a term of three years;

•       ratify the appointment of KPMG LLP as the Company’s independent auditors; and

•       transact such other business as may properly come before the meeting.

A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on March 31, 2006, are entitled to receive notice of and to vote at the meeting.

By Order of the Board of Directors,

Sheila C. Brown
Corporate Secretary
Louisville, Kentucky
April 24, 2006

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

TEXAS ROADHOUSE, INC.
6040 Dutchmans Lane, Suite 200
Louisville, Kentucky  40205

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2006

Introduction

This proxy statement and accompanying proxy are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Texas Roadhouse, Inc., a Delaware corporation, to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments thereof. In this proxy statement, references to the “Company,” “we,” “us” or “our” refer to Texas Roadhouse, Inc. This Annual Meeting is the second meeting of stockholders following the completion of our initial public offering (the “IPO”) of Class A common stock on October 8, 2004. This proxy statement and accompanying proxy are first being mailed to stockholders on or about April 24, 2006.

Date, Time and Place

The Annual Meeting will be held at the Seelbach Hilton Hotel, Medallion Ballroom A, 500 South 4th Street, Louisville, Kentucky on Thursday, May 25, 2006, at 9:00 a.m., eastern daylight time, for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting.

Record Date and Voting Securities

The Board has fixed the record date (the “Record Date”) for the Annual Meeting as the close of business on March 31, 2006. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, there were outstanding 68,478,109 shares of Class A common stock (each of which is entitled to one vote per share on all matters to be considered at the Annual Meeting) and 5,265,376 shares of Class B common stock (each of which is entitled to ten votes per share on all matters to be considered at the Annual Meeting). Based on the number of shares outstanding as of the Record Date, the shares of Class A common stock are entitled to an aggregate of 68,478,109 votes, and the shares of Class B common stock are entitled to an aggregate of 52,653,760 votes.

The presence in person or by proxy of the holders of a majority in voting power of the combined voting power of the Class A common stock and the Class B common stock will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented by properly executed proxies received before the close of voting at the Annual Meeting will be voted as directed by such stockholders, unless revoked as described below. Under Delaware law, proxies marked as abstentions are not counted as votes cast, but will be considered present and entitled to vote to determine if a quorum exists. In addition, shares held in street name that have been designated by brokers on proxy cards as not voted will not be counted as votes cast, but will be considered present and entitled to vote to determine if a quorum exists.

Voting of Proxies

If no instructions are given, shares represented by executed but unmarked proxies will be voted FOR election of the individuals nominated as Class II directors and FOR ratification of the selection of KPMG LLP as the Company’s independent auditors for the current fiscal year.

Revocability of Proxies

A stockholder who completes and returns the proxy that accompanies this proxy statement may revoke that proxy at any time before the closing of the polls at the Annual Meeting. A stockholder may revoke a proxy by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Corporate Secretary of the Company at the Company’s main office address at any time before the Annual Meeting. Stockholders may also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the Annual Meeting before the close of voting, or by attending the Annual Meeting and voting in person. You may attend the Annual Meeting even though you have executed a proxy, but the presence of a stockholder at the Annual Meeting will not automatically revoke that stockholder’s proxy.

Solicitation of Proxies

The cost of solicitation of proxies being solicited on behalf of the Board will be borne by us. In addition to solicitation by mail, proxies may be solicited personally, by telephone or other means by our directors, officers or employees. We will, upon request, reimburse brokerage houses and persons holding common stock in the names of their nominees for their reasonable out-of-pocket expenses in sending materials to their principals.

Votes Required

Each of the proposals will be considered separately.

Election of Directors

The affirmative vote of a plurality of the votes entitled to be cast by the holders of the Company’s common stock present in person or represented by proxy is required to elect each nominee. Proxies cannot be voted for a greater number of persons than are named. Abstentions from voting and broker “non-votes” on the election of directors will have no effect since they will not represent votes cast at the Annual Meeting for the purpose of electing directors.

Ratification of the Appointment of the Independent Auditors

The proposal to ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 26, 2006 must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting. For the purposes of this vote, a vote to abstain and a broker “non-vote” will have no effect on the vote on such proposal.

Other Matters

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters properly come before the Annual Meeting and call for a vote of stockholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s by-laws provide for not less than one and not more than fifteen directors. Our Board currently consists of seven directors divided into three classes. Members of each class serve for a three-year term. The Board has designated Martin T. Hart and W. Kent Taylor as nominees for re-election as Class II directors of the Company to serve for terms of three years and until their successors are duly elected and qualified. Although it is not anticipated that any of the nominees listed below will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for substitute nominees.

Nominees for Election as Directors

Set forth below are the two Board members who will stand for re-election at the Annual Meeting, together with their ages, all Company positions and offices each person currently holds and the year in which each person joined the Board.

Name	Age	Position or Office	Director Since
Martin T. Hart	70	Director	2004
W. Kent Taylor	50	Chairman of the Company, Chairman of the Board, Director	2004

Martin T. Hart.   Mr. Hart has been a private investor in the Denver, Colorado area since 1969. He has owned and developed a number of companies into successful businesses, and has served on the board of directors for many public and private corporations. Presently, Mr. Hart is serving on the board of directors of the following public companies: ValueClick, Inc., a single-source provider of media, technology and services across major interactive marketing channels; MassMutual Corporate Investors, an investment company; MassMutual Participation Investors, an investment company; and, Spectranetics Corporation, a medical device company. He also continues to serve on the board of directors of several private companies. Mr. Hart is a certified public accountant. He is the past Chairman of the Board of Trustees of Regis University.

W. Kent Taylor.   Mr. Taylor is our founder and was our Chief Executive Officer from 2000 to October 8, 2004. Upon the completion of our IPO, Mr. Taylor became Chairman of the Company, an executive position. Before his founding of our concept in 1993, Mr. Taylor founded and co-owned Buckhead Bar and Grill in Louisville, Kentucky. Mr. Taylor has over 20 years of experience in the restaurant industry.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE TWO NOMINEES FOR CLASS II DIRECTOR OF THE COMPANY.

Other Directors

The following Class I and III directors will continue on the Board for the terms indicated:

Class I Directors (Terms Expiring at the 2008 Annual Meeting):

James R. Ramsey.   Mr. Ramsey, 57, became president of the University of Louisville on November 14, 2002, after serving as acting president since September 2, 2002. Before becoming president, he had served as senior policy advisor and state budget director for the Commonwealth of Kentucky as well as senior professor of economics and public policy at the University of Louisville since 1999. Mr. Ramsey has held numerous academic positions, including serving as vice chancellor for finance and administration at both the University of North Carolina at Chapel Hill and Western Kentucky University. He has been associate dean, assistant dean and director of public administration in the College of Business Administration at Loyola University and a research associate for the University of Kentucky’s Center for Public Affairs. He has served on the faculties of the University of North Carolina at Chapel Hill, Western Kentucky University, the University of Kentucky, Loyola University and Middle Tennessee State University in addition to the University of Louisville. Mr. Ramsey has also held a number of positions in state government, including interim commissioner of the Office of the New Economy and special advisor to the chairman of the Kentucky Council on Postsecondary Education. Mr. Ramsey serves on the board of directors of Community Trust Bancorp, Inc.

James R. Zarley.   Mr. Zarley, 61, is the Chairman of the Board, President and Chief Executive Officer of ValueClick, Inc. He has served as Chairman, and has been an advisor to ValueClick, Inc., since May 1998. In February 1999, Mr. Zarley joined ValueClick, Inc. in a full-time capacity and in May 1999 he became Chief Executive Officer. In January 2001, Mr. Zarley assumed the added position of President of ValueClick, Inc. Before joining ValueClick, Inc., from April 1987 to December 1996, Mr. Zarley was Chief Executive Officer of Quantech Investments, an information services company. From December 1996 to May 1998, Mr. Zarley was the Chairman and Chief Executive Officer of Best Internet until its merger with Hiway Technologies, a Web hosting company, in May 1998. From May 1998 to January 1999, Mr. Zarley was the Chief Operating Officer of Hiway Technologies until its merger with Internet service provider, Verio, Inc.

Class III Directors (Terms Expiring at the 2007 Annual Meeting):

James F. Parker.   Mr. Parker, 59, served as Chief Executive Officer and Vice-Chairman of the Board of Southwest Airlines Co. from June 2001 through July 2004. Before serving at Southwest as Chief Executive Officer, Mr. Parker served as General Counsel of that company from 1986 until June 2001, and was previously a shareholder in the San Antonio, Texas law firm of Oppenheimer, Rosenberg, Kelleher and Wheatley.

Gregory N. Moore.   Mr. Moore, 56, served as the Senior Vice President and Controller of Yum! Brands, Inc. through May 1, 2005. He is currently a Financial Consultant and private investor. Yum! Brands is the worldwide parent company of Taco Bell, KFC, Pizza Hut, Long John Silver’s and A&W All-American Food. Prior to becoming Yum! Brands’ Controller, Mr. Moore was the Vice President and General Auditor of Yum! Brands. Before that, he was with PepsiCo, Inc. and held the position of Vice President, Controller of Taco Bell and Controller of PepsiCo Wines & Spirits International, a division of PepsiCola International. Before joining PepsiCo, he was an Audit Manager with Arthur Young & Company in its New York City and Stamford, Connecticut offices. Mr. Moore is a certified public accountant in the States of New York and California.

G.J. Hart.   Mr. Hart, 48, has served as our President since May 15, 2000. Upon the completion of our IPO, Mr. Hart became President and Chief Executive Officer. From October 1995 until May 2000, Mr. Hart was President of Al Copeland Investments in Metairie, Louisiana, a privately held business consisting of four restaurant concepts, hotels, gaming, entertainment and food processing operations. From June 1991 to September 1995, Mr. Hart was President of TriFoods International, Inc., a producer of prepared food products.

Meetings of the Board of Directors

The Board met on five occasions and its committees met on 17 occasions during our fiscal year ended December 27, 2005. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and its committees on which such director served during his period of service. In addition, the Company expects all members of the Board to attend the Annual Meeting; all members attended the 2005 Annual Meeting. Four Board meetings are currently scheduled for 2006. Meetings of non-employee directors, without management directors or employees present, are typically scheduled in conjunction with each regularly scheduled Board meeting.

Committees of the Board of Directors

The Board has three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. The Board has adopted a written charter for each of these committees, which sets out the functions and responsibilities of each committee. The charters of these committees are available in their entirety on the Company’s website, www.texasroadhouse.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement.

Audit Committee.   As described in its charter, the audit committee assists our Board in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independence and performance of the Company’s internal and external auditors and (iv) the Company’s internal controls and financial reporting practices. The audit committee is also required to pre-approve all audit and permitted non-audit services provided by our independent auditors. The audit committee is also responsible for producing an annual report on its activities for inclusion in the proxy statement. All of the members of the audit committee are “independent,” as that term is defined under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the Securities and Exchange Commission. The audit committee currently is comprised of Messrs. Martin Hart, Moore and Ramsey. Mr. Moore joined the committee on March 31, 2005. The Board evaluated the credentials and designated Messrs. Moore and Hart as “audit committee financial experts” as required by Section 407 of the Sarbanes-Oxley Act of 2002. Mr. Hart served as the chair of the audit committee until March 31, 2005, at which time Mr. Moore was appointed as chair. The audit committee met 11 times during the fiscal year 2005.

Compensation Committee.   As described in its charter, the compensation committee: (i) assists the Board in fulfilling its responsibilities relating to the design, administration and oversight of employee compensation programs and benefit plans of the Company’s executive officers, (ii) discharges the Board’s duties relating to the compensation of the Company’s directors and (iii) reviews the performance of the Company’s executive officers. The compensation committee is also responsible for producing an annual report on executive compensation for inclusion in the proxy statement. All of the members of the compensation committee are “independent” under all applicable rules, including the listing standards under Rule 4200(a)(15) of the National Association of Securities Dealers and the requirements of the Securities and Exchange Commission. The members of the compensation committee are Messrs. Martin Hart, Parker and Ramsey. Mr. Hart served as chair of the compensation committee until March 31, 2005, at which time Mr. Parker was appointed as chair. The compensation committee met five times during the fiscal year 2005.

Nominating and Corporate Governance Committee.   As described in its charter, the nominating and corporate governance committee assists our Board in: (i) identifying individuals qualified to  become Board members and recommending nominees to the Board either to be presented at the annual meeting or to fill any vacancies, (ii) considering and reporting periodically to the Board on matters relating to the identification, selection and qualification of director candidates and (iii) developing and recommending to the Board a set of corporate governance principles. All of the members of the nominating and corporate governance committee are “independent” under all applicable rules, including the listing standards under Rule 4200(a)(15) of the National Association of Securities Dealers and the requirements of the Securities and Exchange Commission. The members of the nominating and corporate governance committee are Messrs. Martin Hart, Parker and Zarley. Mr. Hart is the chair of the committee. The nominating and corporate governance committee met once during the fiscal year 2005.

Policy Regarding Consideration of Candidates for Director

The nominating and governance committee will consider timely stockholder recommendations for director nominees at the 2007 Annual Meeting if stockholders comply with the requirements of the Company’s by-laws; a copy of the relevant section of the by-laws may be obtained from the Company’s Corporate Secretary. To be considered timely and to be included in our proxy statement and related proxy for the 2007 Annual Meeting, stockholders should submit nominations, if any, no later than December 25, 2006, to the Company’s Corporate Secretary, at 6040 Dutchmans Lane, Suite 200, Louisville, Kentucky 40205. Stockholder nominations should include, among other items, the name of the candidate, age, contact information, present principal occupation or employment, qualifications and skills, background, last five year’s employment and business experience, a description of previous service as director of any corporation or organization, other relevant biographical information, and the nominee’s consent to service on the Board.

The nominating and corporate governance committee may consider such other factors as it may deem are in the best interest of the Company and its stockholders. The manner in which the nominating and corporate governance committee evaluates a potential nominee will not differ based on whether the nominee is recommended by a stockholder of the Company.

The Company does not pay a third party fee to assist in identifying and evaluating nominees, but the Company does not preclude the potential for using such services if needed as may be determined at the discretion of the nominating and corporate governance committee.

Compensation of Directors

Non-employee directors each receive an annual fee of $12,500. The chairperson of the audit committee receives an additional annual fee of $7,500. Each non-employee director  receives $2,000 for each board meeting he attends in person and $500 for each board meeting he participates in telephonically. Additionally, each non-employee director receives $1,000 for each committee meeting he attends in person and $500 for each committee meeting he participates in telephonically. Each non-employee director also received a one-time option grant to purchase 40,000 shares of our Class A common stock. These non-employee director options become exercisable in 33 1/3% increments annually beginning one year from the grant date.

Code of Ethics

The Board has approved and adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees, including the Company’s principal executive officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct and Ethics is available in its entirety on the Company’s website, www.texasroadhouse.com. The Company intends to post amendments to, or waivers from, its Code of Business Conduct and Ethics, if any, that apply to the principal executive officer, the principal financial officer, or the principal accounting officer on its website.

PROPOSAL 2
RATIFICATION OF INDEPENDENT AUDITORS

Pursuant to its charter, the audit committee has appointed the firm of KPMG LLP to serve as the independent auditors to audit the financial statements and the internal control over financial reporting of the Company for the fiscal year 2006 which ends on December 26, 2006. Accordingly, a resolution will be presented at the Annual Meeting to ratify the appointment of KPMG LLP. KPMG LLP has audited the Company’s financial statements since the Company’s inception. If the stockholders fail to ratify the appointment of KPMG LLP, the audit committee will reconsider such appointment. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm as the Company’s independent auditors at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders. One or more representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2006.

STOCK OWNERSHIP INFORMATION

The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Company’s Class A and Class B common stock of (i) the Chief Executive Officer and the other four executive officers of the Company who earned the highest total salary and bonus during fiscal 2005 (the “Named Executive Officers”), (ii) each director or nominee for director of the Company, (iii) all directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock. The Company has no shares of preferred stock outstanding. Mr. Taylor owns all 5,265,376 shares of Class B common stock outstanding. Each share of Class B common stock is entitled to ten votes per share. In the table below, the voting percentages reflect all the shares of Class A and Class B common stock outstanding.

	Class A Common Stock (1)			Beneficial Ownership of Class A and Class B Common Stock Combined
Name	Common Stock Ownership		Percent	Voting Percent
Five Percent Stockholders:
W. Kent Taylor (2)	13,945,312	(3)	20.4%	55.0%
Directors, Nominees and Named Executive Officers:
G.J. Hart (4)	1,164,746		1.7%	1.0%
Martin T. Hart (5)	217,966		*	*
Gregory N. Moore (6)	15,554		*	*
James F. Parker (7)	19,392		*	*
James R. Ramsey	—		—	—
James R. Zarley (8)	13,332		*	*
Steven L. Ortiz (9)	946,804		1.4%	*
Scott M. Colosi (10)	31,250		*	*
Sheila C. Brown (11)	88,114		*	*
Directors, Nominees and All Executive Officers as a Group (10 Persons)	16,442,470		23.6%	56.5%

*                    Represents beneficial ownership of less than 1.0% of the outstanding shares of class.

(1)          Based upon information furnished to the Company by the named persons, and information contained in filings with the Securities and Exchange Commission (the “Commission”). Under the rules of the Commission, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days, and such shares are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. If a person holds options that are exercisable within 60 days of the Record Date, we treat the shares of common stock underlying those options as owned by that person, and as outstanding shares when we calculate the person’s percentage ownership of our common stock. However, we do not  consider that common stock to be outstanding when we calculate the percentage ownership of any other person. Unless otherwise indicated, the named person has the sole voting and investment power with respect to the number of shares of common stock set forth opposite such person’s name.

(2)          Mr. Taylor’s address is c/o Texas Roadhouse, Inc., 6040 Dutchmans Lane, Suite 200, Louisville, KY 40205.

(3)          Includes 114,998 shares held by LD Holdings, LLC as to which Mr. Taylor has voting rights, but not investment power. Does not include shares of Class A common stock issuable upon conversion of Class B common stock.

(4)          Includes 852,246 shares issuable upon exercise of options.

(5)          Includes 154,126 shares held by H Investments Company LLC as to which Mr. Hart is the voting manager. Includes 13,332 shares issuable upon exercise of options.

(6)          Includes 13,332 shares issuable upon exercise of options.

(7)          Includes 13,332 shares issuable upon exercise of options.

(8)          Includes 13,332 shares issuable upon exercise of options.

(9)          Includes 247,358 shares issuable upon exercise of options.

(10)   Includes 31,250 shares issuable upon exercise of options.

(11)   Includes 45,864 shares issuable upon exercise of options.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation paid or accrued for G.J. Hart, our President and Chief Executive Officer, and each of our four other most highly compensated executive officers whose combined salary and bonus exceeded $100,000 during the periods noted below for services rendered to us in all capacities.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Earned Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)
W. Kent Taylor	2005	300,000	173,060	—		—
Chairman of the Company	2004	64,615	50,000	—		—
	2003	—	—	—		—
G.J. Hart	2005	500,000	259,790	—		—
President, Chief Executive	2004	374,871	160,123	—		391,876
Officer	2003	338,679	104,438	—		—
Steven L. Ortiz	2005	400,000	173,260	—		—
Chief Operating Officer	2004	73,846	153,010	83,333	(1)	320,562
	2003	—	163,306	100,000	(2)	57,306
Scott M. Colosi	2005	209,999	99,660	—		—
Chief Financial Officer	2004	190,298	86,063	—		118,750
	2003	179,615	71,500	—		—
Sheila C. Brown	2005	143,076	48,657	—		103,126
General Counsel,	2004	99,877	28,950	—		11,138
Corporate Secretary	2003	93,269	24,150	—		17,440

(1)          Mr. Ortiz received payments of $83,333 in 2004 for restaurant management fees.

(2)          Mr. Ortiz received payments of $100,000 in 2003 for restaurant management fees.

Employment Agreements and Bonus Program

We have entered into employment agreements with each of W. Kent Taylor, G.J. Hart, Steven L. Ortiz, Scott M. Colosi and Sheila C. Brown, each of which commenced upon the completion of our IPO and continues until the end of the twelfth full fiscal quarter thereafter. Except with respect to Mr. Taylor’s employment agreement, each officer’s employment agreement provides options under our 2004 Equity Incentive Plan to purchase shares of our Class A common stock which vest over a three year period. Each officer has agreed not to compete with us during the term of his or her employment and for a period of two years following his or her termination of employment.

In 2005, the compensation committee authorized a revised bonus program for our executive officers. If we achieve our earnings per diluted share (“EPS”) target for a fiscal year, the executive officers will receive a base performance bonus as described below. For each $0.005 EPS above the target, the base performance bonuses will be increased by 7% up to a maximum of 100%. For each $0.005 EPS below the target, the performance bonuses will be reduced by 7% up to a maximum of 100%, i.e., no bonus will be paid. The target will be adjusted for acquisitions or divestitures, accounting changes, and other extraordinary events as determined appropriate by the compensation committee. We will pay bonuses on a quarterly basis, based upon the achievement of quarterly targets which equal in the aggregate our annual EPS target.

Pursuant to the terms of Mr. Taylor’s Employment Agreement, during 2005 Mr. Taylor served as our Chairman and was entitled to receive, among other things: (1) an annual base salary of $300,000 and (2) an annual base performance bonus of $200,000.

Pursuant to the terms of Mr. Hart’s Employment Agreement, during 2005 Mr. Hart served as our President and Chief Executive Officer and was entitled to receive, among other things: (1) an annual base salary of $500,000 and (2) an annual base performance bonus of $300,000. In 2006, the compensation committee increased Mr. Hart’s annual salary from $500,000 to $550,000 effective April 1, 2006 and increased his base performance bonus from $300,000 to $360,000 for fiscal 2006.

Pursuant to the terms of Mr. Ortiz’ Employment Agreement, during 2005 Mr. Ortiz served as our Chief Operating Officer and was entitled to receive, among other things: (1) an annual base salary of $400,000 and (2) an annual base performance bonus of $200,000. In 2006, the compensation committee increased Mr. Ortiz’ annual salary from $400,000 to $420,000 effective April 1, 2006 and increased his base performance bonus from $200,000 to $240,000 for fiscal 2006.

Pursuant to the terms of Mr. Colosi’s Employment Agreement, during 2005 Mr. Colosi served as our Chief Financial Officer and was entitled to receive, among other things: (1) an annual base salary of $210,000 and (2) an annual base performance bonus of $115,000. In 2006, the compensation committee increased Mr. Colosi’s annual salary from $210,000 to $250,000 effective April 1, 2006 and increased his base performance bonus from $115,000 to $138,000 for fiscal 2006.

Pursuant to the terms of Ms. Brown’s Employment Agreement, during 2005 Ms. Brown served as our General Counsel and Corporate Secretary and was entitled to receive, among other things: (1) an annual base salary of $120,000 and (2) an annual performance bonus of up to $40,000. In 2005, the compensation committee increased Ms. Brown’s annual salary from $120,000 to $150,000 effective March 9, 2005 and increased her annual base performance bonus from $40,000 to $50,000. In 2006, the compensation committee increased Ms. Brown’s annual salary from $150,000 to $175,000 effective April 1, 2006 and increased her base performance bonus from $50,000 to $60,000 for fiscal 2006.

No severance will be paid to Mr. Taylor, Mr. Hart or Mr. Ortiz upon termination of employment. If we terminate Mr. Colosi’s or Ms. Brown’s employment without cause before the end of the term, and if Mr. Colosi or Ms. Brown signs a release of all claims against us, we will pay a severance payment equal to the officer’s then current base salary for a period of 180 days in addition to 50% of the performance bonus earned by the officer during the last four full fiscal quarters of employment with us.

The employment agreements with the officers other than Mr. Taylor provide that if there is a change of control of the Company and the officer’s employment is terminated other than for “cause,” or if the officer resigns because he is required to move, the Company’s successor does not agree to be bound by the agreement, or the officer’s duties, pay or total benefits are reduced, all of officer’s unvested stock options will vest and be immediately exercisable.

Stock Option Grants in Fiscal 2005

The following table presents information with respect to stock option grants that were made during fiscal 2005 to the Named Executive Officers. All option grants relate solely to Class A common stock.

Option Grants in Last Fiscal Year

Individual Grants
Number of
	Securities	% of Total			Potential Realizable Value at
	Underlying	Options			Assumed Annual Rates of
	Options	Granted to	Exercise or		Stock Price Appreciation for
	Granted	Employees in	Base Price	Expiration	Option Term (1)
Name	(# of Shares)	Fiscal Year	per Share	Date	5%	10%
W. Kent Taylor	—	—	NA	NA	NA	NA
G.J. Hart	—	—	NA	NA	NA	NA
Steven L. Ortiz	—	—	NA	NA	NA	NA
Scott M. Colosi	—	—	NA	NA	NA	NA
Sheila C. Brown	103,126	0.1%	$14.25	3/4/2015	$924,190	$2,342,078

(1)          The dollar amounts in this table represent the potential realizable value of the stock options granted, assuming that the market price of the Class A common stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10% but before taxes associated with exercise. Therefore, these amounts are not the actual value of the options granted and are not intended to forecast possible future appreciation, if any, in the price of the Class A common stock. No assurance can be given that the price of the Class A common stock will appreciate at these rates or experience any appreciation.

Stock Option Exercises and Holdings

The following table presents information with respect to stock options exercised during the fiscal year ended December 27, 2005 by the Named Executive Officers, as well as the current status and current values of unexercised stock options held by them as of December 27, 2005. All option information relates solely to our Class A common stock.

Aggregated Option Exercises in the Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at 2005 Fiscal Year End		Value of Unexercised In-The-Money Options at 2005 Fiscal Year End(1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
W. Kent Taylor	—	NA	—	—	—	—
G.J. Hart	1,079,122	$15,768,150	1,115,374	334,876	$15,675,903	$2,474,734
Steven L. Ortiz	25,392	$269,356	247,358	228,000	$2,609,736	$1,684,920
Scott M. Colosi	—	NA	71,250	403,750	$904,163	$4,494,213
Sheila C. Brown	37,984	$470,564	54,188	103,126	$608,369	$194,908

(1)     The value of unexercised in-the-money options represents the total gain which would be realized if all in-the-money options held at December 27, 2005 were exercised, determined by multiplying the number of shares underlying the options by the difference between the closing price on December 27, 2005 of $15.83 and the per share option exercise price.

STOCK PERFORMANCE GRAPH

The following graph sets forth cumulative total return experienced by holders of the Company’s Class A common stock compared to the cumulative total return of the Russell 3000 Restaurant Index and the Russell 3000 Index for the period ended December 27, 2005, the last trading day of our last fiscal year. The graph assumes the value of the investment in our Class A common stock and each index was $100 on October 5, 2004, the first trading day of our stock, and the reinvestment of all dividends paid during the period of the securities comprising the indices.

Note: The stock price performance shown on the graph below does not indicate future performance.

COMPENSATION COMMITTEE REPORT

Under rules established by the Securities and Exchange Commission, the compensation committee is required to disclose: (1) the committee’s compensation policies applicable to the Company’s executive officers; (2) the relationship of executive compensation to corporate performance; and (3) the committee’s basis for determining the compensation of the Company’s chief executive officer. Pursuant to those requirements, the committee has prepared this report for inclusion in the proxy statement.

Overview and Philosophy

The compensation committee is responsible for advising the Board on matters relating to the compensation of the Company’s executive officers and administering the Company’s stock option plans. Set forth below is a report submitted by the compensation committee describing its compensation policies.

The compensation committee’s policies concerning the compensation of the Company’s executive officers are summarized as follows:

•       The Company’s compensation programs should promote the attainment of reasonable profits on a consistent basis;

•       Compensation awarded by the Company should be effective in attracting, motivating and retaining key executives;

•       The Company’s compensation programs should reward executive officers for the success of the Company, and for their individual contributions to that success, taking into account the Company’s profitability, the longevity in office of each officer and each officer’s performance as a team member;

•       The Company’s compensation programs should respond pragmatically to the influence of external market forces; and

•       The Company’s compensation programs should give executive officers a financial interest in the Company’s success which is aligned with the interests of the Company’s stockholders.

The Company’s executive officers are compensated through a combination of salary, bonuses (when appropriate) and grants of stock options under the Company’s option plan. The annual salaries of the Company’s executives are reviewed from time to time by the compensation committee. The compensation committee recommends to the Board that adjustments be made where necessary in order for the annual salaries of the Company’s executives to be competitive with the salaries of other executives with similar skills and qualifications. Officers of the Company are eligible for performance based cash incentives based on the compensation committee’s determination of performance in conjunction with a review of the Company’s achievement of annual goals and objectives established by the compensation committee.

In 2005, the compensation committee authorized a bonus program for the Company’s executive officers. If the Company achieves its earnings per diluted share (“EPS”) target for a fiscal year, the executive officers will receive the base performance bonus as described in “Employment Agreements and Bonus Program.”  For each $0.005 EPS above the target, the performance bonuses will be increased by 7% up to a maximum of 100%. For each $0.005 EPS below the target, the performance bonuses will be reduced by 7% up to a maximum of 100%, i.e., no bonuses will be paid. The target will be adjusted for acquisitions or divestitures, accounting changes, and other extraordinary events as determined appropriate by the compensation committee.

The compensation committee may periodically grant stock options under the Company’s option plan in order to provide executive officers with an additional incentive to strive for the success of the Company’s business. With respect to the fiscal year ended December 27, 2005, Sheila C. Brown was granted options for 103,126 shares of Class A common stock.

Compensation of the Chief Executive Officer

G.J. Hart is eligible to participate in the same executive compensation plans available to the Company’s other executive officers. Mr. Hart’s salary of $500,000 for the fiscal year ended December 27, 2005 was determined pursuant to his employment agreement. Mr. Hart earned a bonus of $259,790 during 2005.

All members of the compensation committee concur in this report.

James F. Parker, Chair*
Martin T. Hart**
James R. Ramsey

*                    Mr. Parker was appointed chair of the committee on March 31, 2005

**             Mr. Hart served as chair of the committee through March 31, 2005

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The compensation committee of the Board is comprised of Messrs. Martin Hart, Parker and Ramsey, each a non-employee director of the Company. As more fully described in “Certain Relationships and Related Transactions,” in April 2005, Texas Roadhouse Holdings LLC made a cash distribution to Mr. Hart of $81,000 in redemption of its preferred shares relating to its income for periods prior to our IPO. None of our executive officers serve on the compensation committee or board of directors of any other company of which any members of our compensation committee or any of our directors is an executive officer.

AUDIT COMMITTEE REPORT

The audit committee of the Board is composed of three directors, all of whom are “independent,” as that term is defined under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the Securities and Exchange Commission. Mr. Moore was added to the committee on March 31, 2005 and did not participate in the committee’s activities during the first three months of 2005. The committee acts under a written charter adopted by the Board, a copy of which is attached to this proxy statement as Appendix A and is also available on the Company’s website at www.texasroadhouse.com.

The purpose of the audit committee is to assist the Board in its general oversight of the Company. The primary responsibilities of the audit committee are to oversee and monitor the integrity of the Company’s financial reporting process, financial statements and systems of internal controls; the Company’s compliance with legal and regulatory requirements; the independent auditors’ qualifications, independence and performance; and the performance of the Company’s internal audit function. The audit committee is responsible for the selection, retention, supervision and termination of the independent auditors, including resolving disagreements between management and the independent auditors. The audit committee is also responsible for reviewing the adequacy of the authority, responsibilities and functions of the Company’s internal audit department.

The audit committee is not responsible for conducting reviews of auditing or accounting procedures. Management of the Company has primary responsibility for preparing the Company’s financial statements and for the Company’s financial reporting process, including primary responsibility for establishing, maintaining and evaluating the effectiveness of internal control over financial reporting. The Company’s independent auditors are responsible for auditing and reporting on the conformity of the Company’s consolidated financial statements to accounting principles generally accepted in the United States. Beginning with the fiscal year 2005, the independent auditors are also responsible for auditing and reporting on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting. The audit committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent auditors on the basis of the information it receives, discussions with the independent auditors and the experience of the audit committee’s members in business, financial and accounting matters.

In this context, the audit committee has prepared the following report on its activities with respect to the Company’s audited financial statements for the fiscal year ended December 27, 2005 (the “Audited Financial Statements”).

•       The audit committee met 11 times during 2005. The committee’s meetings included private sessions with the Company’s independent auditors and internal auditor, as well as executive sessions consisting of only committee members. The committee also met periodically in private sessions with the Chief Financial Officer and General Counsel;

•       The audit committee approved revisions to its Charter during 2005 to provide additional oversight of the Company’s internal audit function;

•       The audit committee reviewed the scope, plans and results of the testing performed by the Company’s internal auditors and independent auditors in their assessment of internal control over financial reporting;

•       The audit committee reviewed with management, including the internal auditors and the General Counsel, and the independent auditors, the Company’s practices with respect to risk assessment and risk management. The overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs were also reviewed;

•       The audit committee reviewed and discussed the Company’s Audited Financial Statements for fiscal 2005 with management;

•       The audit committee discussed with KPMG LLP, the Company’s independent auditors for fiscal 2005, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees (Codification of Statements on Auditing Standards, AU §380);

•       The audit committee received from the independent auditors the written disclosures regarding auditor independence and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with KPMG LLP its independence from the Company and management, and determined that KPMG LLP’s provision of non-audit services to the Company was compatible with the auditors’ independence;

•       The audit committee reviewed the selection, application and disclosure of critical accounting policies;

•       The audit committee reviewed the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the Securities and Exchange Commission; and

•       Based on the review and discussion referred to above, and in reliance thereon, the audit committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2005, for filing with the Securities and Exchange Commission.

All members of the audit committee concur in this report.

Gregory N. Moore, Chair *
Martin T. Hart **
James R. Ramsey
James R. Zarley ***

*                    Mr. Moore was added to the committee and appointed as chair on March 31, 2005

**             Mr. Hart served as chair of the committee through March 31, 2005

***      Mr. Zarley served on the committee through March 31, 2005

Fees Paid to the Independent Auditors

We paid the following fees to KPMG LLP for fiscal years 2005 and 2004:

	2005	2004
Audit Fees	$627,500	$742,500
Audit-Related Fees	59,530	—
Tax Fees	—	28,000
All Other Fees	—	—
	$687,030	$770,500

Audit Fees

KPMG LLP charged $577,500 and $275,000 in fiscal years 2005 and 2004, respectively, for professional services in connection with the audit of the Company’s annual financial statements and its internal control over financial reporting and for the reviews of the Company’s financial statements included in the Company’s reports on Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years shown.

KPMG LLP also charged $467,500 for professional services rendered for fiscal year 2004 related to a review of our registration statement for our Class A common stock, which became effective in October 2004.

KPMG LLP also charged $50,000 for professional services rendered for fiscal year 2005 related to a review of our registration statement for a follow-on offering of our Class A common stock, which became effective in June 2005.

Audit-Related Fees

KPMG LLP charged $59,530 for fees related to acquisition services during fiscal year 2005. KPMG LLP did not bill the Company for any fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements during fiscal year 2004.

Tax Fees

KPMG LLP provided professional services in fiscal year 2004 in connection with tax compliance, tax advice and tax planning. No such services were performed by KPMG LLP for fiscal year 2005.

All Other Fees

KPMG LLP did not bill the Company for any fees for products and services rendered in fiscal years 2005 and 2004, other than those reported in the foregoing paragraphs.

Pre-Approval Policies and Procedures

The audit committee pre-approved all audit, audit-related and permissible non-audit services provided to the Company by KPMG LLP before management engaged the auditors for those purposes. The policy of the committee is to review all engagement letters for accounting firms for non-audit services while allowing the Company to enter into the agreements, but to specifically pre-approve all services to be provided by the firm which performs the annual audit of the Company’s financial statements and internal control over financial reporting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions in Which Related Parties Have an Interest

Immediately before the completion of our IPO, we completed a tax free combination of our operations under Texas Roadhouse, Inc. in which, among other things, we acquired all of the membership shares of Texas Roadhouse Holdings LLC (“Holdings”). In April 2005, Holdings made a cash distribution of $31.2 million in redemption of its preferred shares relating to its income for periods prior to October 8, 2004. The following table sets forth the amount of cash our executive officers, directors, 5% stockholders and affiliates received from the $31.2 million cash payment.

Name	Payment (in thousands)
W. Kent Taylor	$17,378
(Chairman of the Company, Chairman of the Board, Director)

G.J. Hart	213
(President, Chief Executive Officer, Director)

Steven L. Ortiz	29
(Chief Operating Officer)

Scott M. Colosi	__
(Chief Financial Officer)

Sheila C. Brown	2
(General Counsel, Corporate Secretary)

Martin T. Hart	81
(Director)

*                    Payment derived from indirect ownership of shares.

Grants of Franchise or License Rights

We have licensed or franchised restaurants to companies owned in part by the executive officers, directors and 5% stockholders listed below. The licensing or franchise fees paid by these companies to us range from 0.0% to 3.5% of restaurant sales. None of these restaurants were acquired by us in the combination described above.

Restaurant	Name and Ownership	Initial Franchise Fee	Royalty Rate	Fees Paid to Us in Fiscal 2005 ($ in thousands)
Billings, MT	W. Kent Taylor (55.0%)	0	3.5%	158.4
	Scott M. Colosi (2.0%)

Bossier City, LA	Steven L. Ortiz (65%)	0	3.5%	87.3

Brownsville, TX	W. Kent Taylor (30.0%)	0	3.5%	133.8
	G.J. Hart (30.0%)
	Steven L. Ortiz (30.0%)

Everett, MA	W. Kent Taylor (59.0%)	0	3.5%	241.7

Longmont, CO	Steven L. Ortiz (47.5%)	0	3.5%	128.2

Melbourne, FL(1)	W. Kent Taylor (34.0%)	0	0	96.5

McKinney, TX	G.J. Hart (30.0%)	0	3.5%	134.1
	Steven L. Ortiz (30.0%)
	Scott M. Colosi (2.0%)

Muncie, IN(2)	W. Kent Taylor (9.9%)	0	$50,000	50.0
			per year

New Berlin, WI	G.J. Hart (30.0%)	0	3.5%	117.6
	Steven L. Ortiz (30.0%)
	Scott M. Colosi (2.0%)

Omaha, NE	G.J. Hart (62.5%)	0	3.5%	107.1
	Scott M. Colosi (10.0%)

Port Arthur, TX	W. Kent Taylor (30.0%)	0	3.5%	166.4
	G.J. Hart (30.0%)
	Steven L. Ortiz (30.0%)
	Scott M. Colosi (3.0%)

Temple, TX	Steven L. Ortiz (78.0%)	0	3.5%	77.1

Wichita, KS	W. Kent Taylor (51.1%)	0	3.5%	221.7
	Scott M. Colosi (4.0%)

(1)     Licensed restaurant which opened in September 1996. In lieu of royalties, the entity pays supervision fees.

(2)     Licensed restaurant which opened in November 1996

We have entered into franchise agreements or preliminary franchise agreements with companies owned in part by the following executive officers, directors and 5% stockholders to develop restaurants that had not opened as of December 27, 2005.

Restaurant	Name and Ownership
Missoula, MT	W. Kent Taylor (95.0%)
Fargo, ND(1)	G.J. Hart (85.0%)

(1)          Formerly identified as Shreveport, LA. Preliminary agreement was transferred to new location.

The terms of such franchise agreements or preliminary franchise agreements provide for no initial franchise fees and royalties of 3.5% of restaurant sales. During 2005, we received no payments from these franchise restaurants, as none were due. The executive officers will not be granted any additional franchise rights.

The franchise agreements and preliminary franchise agreements that we have entered into with our executive officers, directors and 5% stockholders contain the same terms and conditions as those agreements that we enter into with our other franchisees, with the exception of the initial franchise fees and the royalty rates, which are currently $40,000 and 4.0%, respectively, for our other franchisees. With the exception of the Melbourne, FL and Muncie, IN licensed restaurants, we have the contractual right, but not the obligation, to acquire the restaurants owned by our executive officers, directors and 5% stockholders based on a pre-determined valuation formula which is the same as the formula contained in the franchise agreements that we have entered into with other franchisees with whom we have such rights. A preliminary agreement for a franchise may be terminated if the franchisee does not identify and obtain our approval of its restaurant management personnel, locate and obtain our approval of a suitable site for the restaurant or does not demonstrate to us that it has secured necessary capital and financing to develop the restaurant. Once a franchise agreement has been entered into, it may be terminated if the franchisee defaults in the performance of any of its obligations under the agreement, including its obligations to operate the restaurant in strict accordance with our standards and specifications. A franchise agreement may also be terminated if a franchisee dies, becomes disabled or becomes insolvent, fails to make its required payments, creates a threat to the public health or safety, ceases to operate the restaurant, or misuses the Texas Roadhouse trademarks.

Other Related Transactions

Prior to October 8, 2004, W. Kent Taylor owned a substantial interest in Buffalo Construction, Inc., a restaurant construction business which provides services to the Company and other restaurant companies. From December 31, 2003 through October 8, 2004, the Company paid $17.1 million to Buffalo Construction, Inc. In October 2004, W. Kent Taylor sold his interest in Buffalo Construction, Inc. Mr. Taylor received a promissory note in the amount of $1.5 million from the purchaser of Buffalo Construction, Inc. in partial consideration of the purchase.

The Longview, Texas restaurant, which was acquired by the Company in connection with the completion of our IPO, leases the land and restaurant building from an entity controlled by Steven L. Ortiz, our Chief Operating Officer. The lease is for 15 years and will terminate in November 2014. The lease can be renewed for two additional periods of five years each. Rent is approximately $16,000 per month and will increase by 5% on each of the 6th and 11th anniversary dates of the lease. The lease can be terminated if the tenant fails to pay the rent on a timely basis, fails to maintain the insurance specified in the lease, fails to maintain the building or property or becomes insolvent. Total rent payments for 2005 were approximately $197,000.

Prior to September 22, 2005, the Elizabethtown, Kentucky restaurant was leased from an entity owned by W. Kent Taylor and three other stockholders. On September 22, 2005, the Company purchased the land and building associated with the Elizabethtown, Kentucky restaurant for $1.5 million. The purchase price was determined by averaging the values determined by two appraisers, one of whom was retained by the purchaser and one was retained by the seller. Rent expense for this restaurant was approximately $100,000 in 2005. The lease was terminated upon the purchase of the land and building.

The Bossier City, Louisiana restaurant, of which Steven L. Ortiz, our Chief Operating Officer, beneficially owns 65.0% and we own 5.0%, is leased from an entity owned by Mr. Ortiz. The lease is for 15 years and will terminate on March 31, 2020. The lease can be renewed for three additional periods of five years each. Rent is approximately $15,100 per month for the first five years of the lease and escalates 10% each five years during the term. The lease can be terminated if the tenant fails to pay rent on a timely basis, fails to maintain insurance, abandons the property or becomes insolvent. The tenant’s obligation to pay rent commenced in April 2005 and total rent payments for 2005 were approximately $114,000.

The Company employs Juli Miller Hart, the wife of G.J. Hart, the Company’s President and Chief Executive Officer, as Director of Public Relations, for which she was paid total compensation of $151,479 for services rendered in 2005. Ms. Hart reports to W. Kent Taylor who conducts her performance reviews and determines her compensation.

The Company entered into real estate lease agreements for franchise restaurants located in Everett, MA, of which W. Kent Taylor beneficially owns 59.0%, Longmont, CO, of which Steven L. Ortiz owns 47.5%, and Fargo, ND, of which G.J. Hart owns 85.0%, before our granting franchise rights for those restaurants. We have subsequently assigned the leases to the franchisees, but the Company remains contingently liable if a franchisee defaults under the terms of a lease. The Longmont lease expires in May 2014, the Everett lease expires in February 2018 and the Fargo lease expires in approximately July 2016.

STOCKHOLDER PROPOSALS

Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, stockholders may present proposals to be included in the Company proxy statement for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. Any such proposal must comply with Rule 14a-8.

The Company’s by-laws, copies of which are available from the Company’s Corporate Secretary, require stockholders who intend to propose business for consideration by stockholders at the 2007 Annual Meeting, other than stockholder proposals that are included in the proxy statement, to deliver written notice to the principal executive offices of the Company on or before December 25, 2006. This notice must include a description of the business desired to be brought before the annual meeting, the name and address of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, the class, series and number of shares of the Company which are beneficially owned by the stockholder and such other beneficial owner and any material interest of the stockholder and such other beneficial owner in such business. Similar requirements are set forth in the Company’s by-laws with respect to stockholders desiring to nominate candidates for election as director. If a stockholder submitting a matter to be raised at the Company’s next annual meeting or a candidate for election as director desires that such matter or candidate be included in the Company’s proxy statement, such matter or candidate must be submitted to the Company no later than December 25, 2006.

The rules of the Securities and Exchange Commission set forth standards for what stockholder proposals the Company is required to include in a proxy statement for an annual meeting.

STOCKHOLDERS’ COMMUNICATIONS WITH THE BOARD

Stockholders that want to communicate in writing with the Board, or specified directors individually, may send proposed communications to the Company’s Corporate Secretary, Sheila C. Brown, at 6040 Dutchmans Lane, Suite 200, Louisville, Kentucky 40205. The proposed communication will be reviewed by the audit committee and the General Counsel. If the communication is appropriate and serves to advance or improve the Company or its performance, contains no objectionable material or language, is not unreasonable in length, is directly applicable to the business of the Company, it is expected that the communication will receive favorable consideration for presentation to the Board or appropriate director(s).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of stock ownership and reports of changes in stock ownership and to provide the Company with copies of all such filed forms. Based solely on its review of such copies or written representations from reporting persons, the Company believes that all reports were filed on a timely basis during the fiscal year ended December 27, 2005.

FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2005, accompanies this proxy statement. The Company’s Annual Report does not form any part of the material for solicitation of proxies.

Any stockholder who wishes to obtain a copy of the Company’s Annual Report on Form 10-K for its fiscal year ended December 27, 2005, which includes financial statements, and is required to be filed with the Securities and Exchange Commission, may send a written request to Sheila C. Brown, Texas Roadhouse, Inc., 6040 Dutchmans Lane, Suite 200, Louisville, Kentucky  40205.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the Annual Meeting other than those set forth herein and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Sheila C. Brown
Corporate Secretary
Louisville, Kentucky
April 24, 2006

Please mark, date, sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Annual Meeting in person. If you do attend the Annual Meeting, you may still vote in person, since the proxy may be revoked at any time before its exercise by delivering a written revocation of the proxy to the Company’s Corporate Secretary.

APPENDIX A

TEXAS ROADHOUSE, INC.

AUDIT COMMITTEE CHARTER

1.    Designation and Membership

1.1                    The Board of Directors (the “Board”) of Texas Roadhouse, Inc. (the “Company”) will appoint from among its members an Audit Committee (the “Committee”). Committee members may be removed by the Board at any time.

1.2                    The Committee will consist of at least three directors. Each Committee member shall be determined by the Board to be “independent” as that term is defined under the listing standards of the NASDAQ Stock Market (“NASDAQ”) and shall meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the Securities and Exchange Commission (the “SEC”). Committee members shall be generally knowledgeable in financial and auditing matters, and at least one member shall be an “audit committee financial expert” as defined under the rules of the SEC and NASDAQ.

1.3                    The Board will designate one Committee member to serve as Chairman of the Committee.

2.   Purpose

The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibility relating to (i) the integrity of the company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independence and performance of the Company’s internal and external auditors and (iv) the Company’s internal controls and financial reporting practices. In addition, the Committee will maintain open lines of communication among the Board, management and the Company’s independent auditors on these matters.

3.    Authority

The Committee has the authority to:

3.1                    Appoint, retain, compensate, oversee, evaluate and terminate the independent auditor and to approve all audit engagement fees and terms.

3.2                    Consult with, retain and terminate legal, accounting and other experts as it believes are necessary in order to perform its oversight function, such authority to include the funds required to engage such advisors along with any administrative assistance to conduct the Committee’s activities.

3.3                    Conduct or authorize investigations into any matters within the scope of its responsibility.

3.4                    Meet with and seek any information from any Company officer, employee, outside counsel, or the independent auditor, all of whom are directed to cooperate with the Committee and its consultants.

3.5                    Review and provide direction to management regarding the appointment, performance, and replacement of the Director of Internal Audit (or anyone of equivalent job function or responsibility without regard to title).

4.    Duties and Responsibilities

4.1                    Meet at least four times annually or more frequently as it deems necessary or advisable. The Committee shall maintain minutes or other records of its meetings and activities. Without limiting the Committee’s authority under section 3.4, the Committee shall meet periodically by itself, with selected Company officers, with the internal auditors, and/or with the independent auditors in separate executive sessions.

4.2                    Report its activities to the full Board on a regular basis.

4.3                    Oversee the performance of the Company’s internal audit function and the independent auditor.

4.4                    Establish procedures for the receipt, retention and treatment of complaints about accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

4.5                    Appoint, retain, compensate, evaluate and, as it deems necessary or advisable, terminate the independent auditor.

4.6                    Approve all audit engagement fees and terms.

4.7                    Pre-approve and adopt policies governing pre-approval of all audit and permissible non-audit services to be provided by the independent auditor.

4.8                    Review and discuss with the independent auditor its statement delineating all relationships between it and the Company, and assess the independence of the independent auditor.

4.9                    Discuss with the independent auditor all critical accounting policies, alternative treatments of financial information within generally accepted accounting principles discussed with management, the ramifications of the use of alternative treatments and the independent auditor’s preferred treatment, and any other material written communications between the independent auditor and management.

4.10             Review and discuss with management and the independent auditor the Company’s annual and quarterly financial statements. The Committee shall also discuss with the independent auditors its judgment about the quality, not just the acceptability, of significant accounting principles, accounting changes and underlying estimates.

4.11             Review and discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

4.12             Review with management and the independent auditors of any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

4.13             Review with the Company’s legal counsel matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or government agencies.

4.14             Review the Company’s earnings press releases.

4.15             Resolve disagreements between management and the independent auditor.

4.16             Review disclosures made by the Chief Executive Officer and Chief Financial Officer regarding the design or operation of internal controls and any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

4.17             Review any required management reports on internal control over financial reporting and any related attestations by the independent auditor.

4.18             Discuss with the independent auditor all matters required to be discussed under generally accepted auditing standards, including the scope and results of their audit of the Company’s consolidated financial statements.

4.19             Review with the independent auditors any problems or difficulties the accountants may have encountered and  any management letter provided by the accountants and the Company’s response to that letter. Such review shall include (i) any difficulties encountered in the course of the audit work, including any restrictions on scope of activities or access to required information, and any disagreements with management, (ii) any changes required in the planned scope of the internal audit and (iii) the internal audit department responsibilities, budget and staffing.

4.20             Discuss with management the development and selection of any critical accounting estimates, and the Company’s related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s reports filed with the SEC.

4.21             Prepare the report that is required to be included in the Company’s annual proxy statement.

4.22             Annually review and assess the adequacy of this Charter and recommend to the Board any proposed changes to this Charter.

4.23             Review and approve any related party transactions, as defined under Regulation S-K Item 404, not otherwise approved by an independent committee of the Board.

4.24             Discuss risk assessment and risk management policies.

4.25             Review the internal audit function of the Company, including: the independence, competence, staffing adequacy, and authority of the function; the ability of the function to raise issues to the appropriate level of authority; and the reporting relationships among the internal auditor, financial management and the Committee.

4.26             Review the proposed internal audit plans for the coming year and the progress against such plans.

4.27             Review on at least an annual basis a summary of significant comments from completed internal audits.

4.28             Review and provide direction to management regarding the appointment, performance, and replacement of the Director of Internal Audit (or anyone of equivalent job function or responsibility without regard to title).

4.29             Review the Company’s conformity with its Code of Conduct and review annual compliance solicitation of the Code.

texas roadhouse, inc.	VOTE BY TELEPHONE
c/o National City Bank Corporate Trust Operations Locator 5352 P. O. Box 92301 Cleveland, OH 44101-4301	Have your proxy card available when you call the Toll-Free Number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

vote by internet
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions presented to record your vote.

vote by mail
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-888-693-8683	Vote by Internet Access the website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!

If you vote by telephone or Internet, please do not send your proxy by mail.

If voting by mail, Proxy must be signed and dated below. Please fold and detach card at perforation before mailing.

...

texas roadhouse. inc.	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Steven L. Ortiz and Scott M. Colosi, or either of them, with full powers of substitution, to act as proxy or proxies for the undersigned to vote all shares of Common Stock of Texas Roadhouse, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 25, 2006, and at any and all adjournments thereof, as indicated on the reverse.

Dated:	, 2006

Signature

Signature if held jointly

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Please fold and detach card at perforation before mailing.

...

texas roadhouse. inc.	proxy

This Proxy when properly executed will be voted in the manner directed herein.  If no direction is made, this Proxy will be voted FOR the election of all nominees in proposal 1, FOR the ratification of independent accountants in proposal 2, and the proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any adjournments thereof.

The Board of Directors recommends a vote FOR the nominees listed below and FOR Proposal 2.

1. Election of Directors.

Nominees:	(1) Martin T. Hart	(2) W. Kent Taylor

☐ FOR all nominees listed above (except as marked to the contrary below)		☐ WITHHOLD AUTHORITY to vote for the nominees listed above

INSTRUCTIONS: To withhold authority to vote for any nominee(s), write the name(s) of the nominee(s) on the line below:

2. The ratification of the selection of KPMG LLP as the Company’s independent auditors for 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

(TO BE SIGNED ON THE REVERSE SIDE)